Exhibit 10.2
Master Contract for the Regular Factoring of Claims á forfait between
Lear Corporation Austria GmbH
Alte Hauptstr. 5-7
A-8580 Köflach
(hereinafter referred to as “Seller”)
and
Dresdner Bank Aktiengesellschaft in Frankfurt am Main
Theodor-Heuss-Allee 44
60301 Frankfurt am Main
(hereinafter referred to as “Buyer”)

§1   Subject of the Forfaiting and Maximum Amount
(1)	The Buyer undertakes herewith to purchase without recourse from the Seller the purchase price claims (hereinafter referred to as “Claims”) to which the Seller is entitled against the companies listed in Appendix 2 (hereinafter referred to individually as “Debtor” and collectively as “Debtors”) from the supply of goods and services, in each case up to the maximum amounts stipulated in Appendix 2, in accordance with the terms of this Master Contract. The original payment terms set forth in Appendix 3 apply to the claims to be purchased.
(2)	The purchase of the claims shall be effected on the basis of an individual purchase contract (hereinafter referred to individually as “Individual Contract” and collectively as “Individual Contracts”) substantially in the form set forth in Appendix 1.
(3)	The Buyer will purchase the claims only if it
a)	can either examine the financial situation of the respective Debtor in accordance with § 18 German Banking Act (KWG), or

b)	is entitled in accordance with § 21 para. 4 German Banking Act (KWG) to dispense with the disclosure of the financial situation of the respective Debtor. The precondition for dispensing with the disclosure of the financial situation of the respective Debtor is, among others, that the purchased claim is due within 3 months calculated from the date of purchase.
Inasmuch as according to this the Buyer no longer purchases claims against Debtors it previously included in the purchase, it will notify the Seller thereof in writing without delay.
(4)	The total amount of Claims not yet paid by the Debtors or, inasmuch as claims have been paid by the Debtors, the proceeds of Claims which have not been transferred by the Seller to the Buyer in line with the collections proceedings set out in § 7 of this Master Contract shall not at any time exceed the maximum limits stipulated for each Debtor in Appendix 2. The maximum limits stipulated in Appendix 2 may be exceeded in individual cases if the Buyer permits such an exceeding.
(5)	The Buyer shall have the right to refuse future purchases of claims in respect of an individual Debtor if
a)	the proceeds of the purchased Claims have been paid into the Collection Account specified in § 7 para. 1 of this Master Contract for that Debtor and the Seller fails to notify the Buyer not later than 10.00 a.m. (Frankfurt time) on the respective Debit Date as defined in § 7 para. 3 of this Master Contract of such payment by means of a written notice (hereinafter referred to as the “Payment Notice”), provided that the Buyer shall not have the right to refuse future purchases of Claims in respect of that Debtor if and to the extent the nominal amount of Claims offered to the Buyer does not exceed the limit available for that Debtor on the respective Availability Date as defined in § 2 para. 1 of this Master Contract. For the purpose of this § 1 para. 5 a) the available limit shall be determined by the maximum limit stipulated for that Debtor in Appendix 2 less (i) the nominal amount of any Claims purchased by the Buyer for which the Buyer has not yet received a Payment Notice and (ii) the nominal amount of any Claims purchased by the Buyer for which the objection period set forth in § 8 of this Master Contract has not yet expired. Upon receipt by the Buyer of a Payment Notice the Seller’s right set forth in § 8 of this Master Contract to object to the debit of the respective Debit Account as defined in § 7 para. 3 of this Master Contract shall expire.
b)	the Seller has exercised its right of objection pursuant to § 8 of this Master Contract in relation to that Debtor;

c)	the corporate credit rating determined and published by Standard & Poor’s (hereinafter referred to as “Credit Rating”) for Magna International Inc. is lower than “BB”;

d)	a Credit Rating is no longer available for the direct parent company of that Debtor; or

e)	the Seller’s Debit Account as defined in § 7 para. 3 of this Master Contract relating to that Debtor does not show sufficient funds on the various Debit Dates as defined in § 7 para. 3 of this Master Contract stipulated in the respective individual Contract.
(6)	The Buyer shall have the right to refuse future purchases of claims in general if
a)	the Credit Rating for Lear Corporation Inc., is lower than “B - ”;

b)	a Credit Rating is no longer available for Lear Corporation Inc.; or

c)	the Seller terminates the Dresdner Cash Concentrating master contract of which evidence must be furnished pursuant to § 3 para. 1 b) of this Master Contract.
§ 2 Purchase of Claims
(1)	The Seller shall offer the Buyer Claims for purchase by presenting the documentation stipulated in § 3 para. 2 a) of this Master Contract at the latest on the last Banking Day of each calendar month (hereinafter referred to as “Availability Date”). The Buyer shall accept this offer by countersigning the Individual Contract sent by the Seller.

(2)	The Individual Contract, duty signed by the Seller, in each case shall be submitted to the Buyer on the respective Availability Date by 08.30 a.m. hrs CET at the latest. The Buyer shall make the relevant information needed by the Seller to complete the Individual Contract available to the Seller one Banking Day prior to the availability date by 15.00 hrs CET at the latest.

(3)	The respective Debtor Open Items List stipulated in § 3 para. 2 b) shall have been received by the Buyer at the latest by 12.00 a.m. hrs CET on the 10th Banking Day after the availability date.

If the respective Debtor Open Items List is not received by the Buyer on time, it shall be entitled by written declaration addressed to the Seller to rescind (zurücktreten) the Individual Contract the Buyer has concluded with the Seller and which should be specified by the relevant Debtor Open Items List. In the event of rescission, the Seller shall repay the claim purchase price already paid by the Buyer plus interest in the amount of the debit interest rate agreed in each case with the Seller for normal overdrafts (geregelte Überziehugen).

(4)	The price for the purchased claims shall be due on the settlement date stipulated in the respective Individual Contract (hereinafter referred to as “Settlement Date”) and net payment will be effected in favour of the Seller’s account no. 400 / 9 801 315 00 held with the Buyer.

§ 3 Documentation
(1)	Prior to the first settlement of Claims that are to be purchased on the basis of this Master Contract, the Seller shall submit to the Buyer the following documentation which must in form and substance be acceptable to the Buyer
a)	a copy of the instruction, duly signed by the Seller, addressed to the respective Debtors instructing them to effect payment to the respective Collection Account as defined under § 7 para. 1 of this Master Contract with Dresdner Bank AG Wien Branch,

b)	a Dresdner Cash Concentrating master contract duly signed by the Seller evidencing that the Seller’s accounts nos. 400 / 9 801 315 11 with the Buyer are Included in the Dresdner Cash Concentrating as principal accounts and the Collection Accounts as defined under § 7 para. 1 of this Master Contract as sub-account, so that the debit and credit movements on Collection Account no. 2 004 689 00 will be transferred to account no. 400 / 9 801 315 11.

c)	pledge agreements duly signed by the Seller in respect of all present and future funds on the Collection Account as defined under § 7 para. 1 of this Master Contract and the account no. 400 / 9 801 315 11 held by the Seller with the Buyer.

In case of a Credit Rating of “BBB-” or better for the Seller, the Buyer is prepared to consider at the Seller’s request if and on what terms and conditions the pledge of the collection- and debit accounts could be released.

d)	two blank fetters of instruction, duly signed by the Seller, in the form of Appendix 4. The Buyer is entitled to make copies of these.
(2)	The Seller shall present to the Buyer with each settlement the following documentation:
a)	the Individual Contract for the purchase of Claims, duly signed by the Seller.

b)	the Debtor Open Items List for each Debtor, duly signed by the Seller, which shall contain only the claims offered to the Buyer for purchase and the following information:
•	the name and address of the respective Debtor,

•	the gross amount of each Individual Claim to be purchased, Including value added lax,

•	the advance payment amount (including value added tax) [if applicable],

•	the amount of credits (including value added tax) [if applicable],

•	the amount of Claims of which the due dates are prior to the Debit Dates as defined in § 7 para. 3 of this Master Contract [if applicable]

•	with regard to each individual Claim to be purchased, the invoice and / or voucher number and the invoice date as well as its due date
(hereinafter referred to as “Debtor Open Items List”).
§ 4 Pricing
(1)	The discount rate shall be made up of the applicable EURIBOR rate (depending on the due date of the Claims) on the Settlement Date plus a margin. The margin shall be established, depending on the credit rating of Lear Corporation Inc. and Magna International Inc. determined and published by Standard & Poor’s, as follows:

As long as the Credit Rating of Magna International Inc. is “BBB-” or better, the applicable margin shall be derived solely from the Credit Rating of Lear Corporation Inc., USA. in this case the margin will be charged as follows:

Rating Lear Corporation Inc., USA	margin in % p.a.
AA- or better	0.20
A- or better	0.35
BBB+	0.57
BBB	0.72
BBB-	0.82
BB+	0.92
BB-	1.02
BB-	1.12
B+	1.32
B	1.57
B-	1.87
As long as Magna International Inc. has a Credit Rating of “BB” or “BB+” and the Credit Rating of Lear Corporation Inc., USA, is “BBB-” or better, the applicable margin shall be derived solely from the Credit Rating of Magna International Inc.. In this case the margin shall be charged as follows:

Rating Magna International Inc.	margin in % p.a.
BB+	1.15
BB	1.38
As long as Magna International inc. has a Credit Rating of “BB” or “BB+” and the Credit Rating of Lear Corporation Inc., USA, ranges between “B-” and “BB+”, the applicable margin shall be derived solely from the Credit Rating of Magna International Inc., In this case the margin will be charged as follows:

Rating Magna International Inc.	margin in % p.a.
BB+	1.65
BB	1.90
In the event of a change in the relevant Credit Rating the new margin shall apply to all Individual Contracts that are concluded after the changed Credit Rating is published.
“EURIBOR” is the per annum rate for interbank deposits in euro that is fixed at 11.00 hrs Brussels time one Banking Day before the Settlement Date with an interest period equivalent to the time period between the Settlement Date and the due date of the purchased Claims (hereinafter referred to as “Refinancing Period”) and is shown on the Reuters page under RIC CODE: EURIBOR 3MD. Reuters news agency (or on a page replacing that page) for spot value on the basis of the interest calculation method actual/360 days (hereinafter referred to as “Reuters Page”). If the Refinancing Period is not reflected on the Reuters Page the applicable EURIBOR-rate shall be determined by the Buyer on the basis of the per annum rates of interbank deposits in Euro fixed at 11.00 hrs Brussels time one Banking Day before the Settlement Date for the interest period immediately higher and lower than the Refinancing Period shown on the respective Reuters page. The determination of the Buyer shall be made in good faith and, if so made, be conclusive and binding on the Seller.

(2)	the discount rate shall be calculated on the basis of one year with 360 days and the actual number of days elapsed for the number of calendar days between the Settlement Date and the Debit Date as defined in § 7 para. 3 of this Master Contract pursuant to the respective Individual Contract.

(3)	As long as maximum limits stipulated In Appendix 2 to this Master Contract are utilised to an extent of less than 80 % in respect of each individual Debtor (hereinafter referred to as “Minimum Sales Volume”) a commitment fee of 0.15% p.a. shall be charged for an amount which corresponds to an amount of receivables that would have had to be purchased to equal the Minimum Sales Volume. No commitment commission shall be charged anymore if the Buyer exercises its right under § 1 para. 4 b) or § 11 para. 2 of this Master Contract.

(4)	Upon conclusion of this Master Contract a one-off arrangement fee of EUR 50,000 (plus VAT) shall be payable to the Buyer. By countersigning this Master Contract the Seller irrevocably authorizes the Buyer to debit account no 400 / 9 801 315 00.
§ 5 Assignment of Claims
(1)	In fulfillment of his obligations under the Individual Contracts concluded pursuant to § 1 para. 2 of this Master Contract, the Seller hereby assigns to the Buyer the Claims stipulated in the respective Individual Contract and as specified by the relevant Debtor Open Items List which shall be submitted for each case of purchase of Claims. Together with the assigned Claims, all other rights and claims due to the Seller against the debtor arising from contracts on which these Claims are based shall also be transferred to the Buyer as part of the assignment, in particular all claims for payment and damages including all independent and non-independent discretionary rights (Gestaltungsrechte), e.g. termination rights. In case of cancellation or any other change in the performance of the contracts upon which the assigned Claims are based, the Seller furthermore hereby assigns all associated claims against the original debtor or any third party to the Buyer, including claims resulting from cancellation.

Any security given for the Claims shall also be transferred to the Buyer insofar as if is not transferred by operation of law as part of the assignment. At the Buyer’s request, the Seller shall inform him of any security given.

(2)	The Buyer accepts the assignments.

(3)	Insofar as special declarations or acts are necessary, or are considered by the Buyer to be necessary, for the transfer of the purchased Claims and/or accessory rights including any security given, the Seller shall carry out or provide these without delay. Furthermore, the Seller hereby authorises the Buyer to disclose the assignment of the claims against the Debtors of the purchased Claims in his own name without delay, if the Seller’s collection authorisation under § 9 para. 1 of this Master Contract can be revoked. At the Buyer’s request, the Seller shall also hand over to the Buyer or a third party specified by the Buyer all documentation that may be reasonably required as evidence of the transfer or to assert the claims. This applies in particular if the purchased Claims are no longer collected by the Seller. Furthermore, the Buyer shall be entitled to obtain, at the Seller’s expense, a legal opinion from a law firm competent to advise in the Seller’s jurisdiction with regard to the effectiveness of this contract and the assignments of Claims.

§ 6 Warranties and Liabilities of the Seller
(1)	The Seller guarantees to the Buyer that he is the holder (inhaber) of the Claims sold and that they are legally valid and free from detenses and objections until satisfied in full. The Seller guarantees that he has unrestricted right of disposal (Verfügungsberechtigung) over the claims, that their assignment is neither limited nor excluded, either by their terms or by law, that no third party rights exist in relation to them, that it has duly and completely fulfilled the contracts underlying the Claims and that the purchased Claims exist to their full extent, as described in the respective Individual Contract and in the Debtor Open Items List relating thereto, and that they fall due on the dates specified therein. Moreover, the Seller guarantees that the purchased claims have been assigned, either by their terms or by law, to the buyer with legal effect (also in relation to third parties). Upon the Buyer’s first demand, the Seller shall at its own expense take all actions that may be or may become necessary to ensure that an assignment is effective towards third parties under applicable law.

(2)	Any deductions which are asserted by the Debtor in relation to any objections or defenses (Einreden und Elnwendungen)— regardless of the legal grounds on which they are based-shall be borne by the Seller. The Buyer shall not be obliged to dispute this matter with the debtor.

(3)	The sale of claims is without recourse, i.e. the Seller does not accept any guarantee for the creditworthiness of the Debtors of the purchased Claims.

(4)	The guarantee of the Seller for the existence of the sold claims being free of detects of title shall apply irrespective of any fault on the part of the Seller and of whether or not the Buyer knew or should have known of such defects of title upon conclusion of the Individual Contract. This shall not apply where and insolar as the objections and defenses (Einreden und Einwendungen) concerned or the extinction of a claim are based solely on the institution of insolvency proceedings in respect of the assets of the Debtor.

(5)	Where the sold claims are seriously disputed with objections and defenses (Einreden und Einwendungen) or in any other manner, the Seller shall bear the burden of proof for their unrestricted legal existence as well as all legal costs incurred in any litigation with the Debtor. Where the Seller is in breach of his obligations under this § 6 of the Master Contract , the Buyer may demand from the Seller that the Seller pay all sums to the Buyer not received by the Buyer from the Debtor on each due date. The Seller shall pay interest on any arrears from the due date for each Claim at the applicable statutory interest rate.

(6)	The Seller shall reimburse the Buyer for all losses incurred by the Buyer as a result of a failure by the Seller to pay value added tax at the time and in the amount due and shall hold the Buyer harmless from all claims that are asserted against it as a result of such failure.

(7)	The Seller shall inform the Buyer of any Change of Control immediately upon becoming aware of it. “Change of Control” means the acquisition by any person, or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51 % or more of the outstanding shares of voting stock of Lear Corporation, USA.

(8)	The Seller shall inform the Buyer of any Material Indebtedness which is not paid when due (or within any applicable grace period provided therefore), becomes prematurely due and payable (as a result of an event of default howsoever described) or is cancelled or suspended (as a result of an event of default howsoever described) Immediately upon becoming aware of such event. “Indebtedness” means, at any given date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which Lear Corporation Inc., USA is liable as obligor, (b) indebtedness secured by any lien on any property or asset owned or held by Lear Corporation Inc., USA regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of Lear Corporation Inc., USA, (c) obligations of Lear Corporation Inc., USA under financing leases, (d) the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Lear Corporation Inc., USA and (e) obligations (in the nature of principal or interest) of Lear Corporation Inc., USA in respect of acceptances or similar obligations issued or created for the account of Lear Corporation Inc., USA; but excluding (i) trade and other amounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such person, (ii) deferred compensation obligations to employees and (iii) any obligation otherwise constituting indebtedness the payment of which Lear Corporation Inc., USA has provided for pursuant to the terms of such indebtedness or any agreement or Instrument pursuant to which such indebtedness was incurred, by the irrevocable deposit in trust of an amount of funds or a principal amount of securities which deposit is sufficient, either by itself or taking into account the accrual of interest thereon, to pay the principal of and interest on such obligation when due. “Material Indebtedness” means any Indebtedness in an aggregate principal amount exceeding $50,000 000.

(9)	Claims arising from warranties and obligations assumed by the Seller under this Master Contract shall become time-barred 3 years after the due date of the individually assigned Claim.
§ 7 Collection of Claims
(1)	The Seller shall instruct the Debtors, until further notice, to remit the proceeds of the purchased Claims solely to the Seller’s accounts, specified below, with Dresdner Bank AG, Wien Branch, nos
2 004 689 00
(hereinafter referred to individually as “Collection Account” and collectively as “Collection Accounts”), to continue to collect the claims in its own name and without any costs for the Buyer and to take receipt of the in-payments in respect of the claims on a fiduciary basis (treuhänderisch) for the Buyer on the above-mentioned Collection Accounts. Any change to the payment channel as well as the revocation of the afore-mentioned instruction by the Seller requires the Buyer’s prior written approval.

In the event that the claims are paid by the Debtors in the form of cheques and / or bills, the Seller shall hand them over to the Buyer immediately upon receipt and present them for collection on the Seller’s respective Collection Account with the Buyer.

(2)	The Seller shall pledge all present and future funds on the Collection Accounts to the Buyer in accordance with separate pledge agreements as security for the Seller’s present and future obligations under this Master Contract and the Individual Contracts concluded thereunder.

(3)	The Seller herewith authorizes the Buyer to debit, on the debit dates as stipulated in the respective Individual Contract (herein referred to individually as “Debit Date” and collectively as “Debit Dates”), the Seller’s account nos. 400/9 801 315 11 with the Buyer (hereinafter referred to individually as “Debit Account” and collectively as “Debit Accounts”) with the amount of the gross equivalent of the Claims due from the individual Debtors. In the event that the debit accounts do not show sufficient funds on the respective Debit Date to cover the debit of the Claims then due, the Seller authorises the Buyer by signing this Master

Contract to debt the difference to the Seller’s account no. 400/9 801 315 00 with the Buyer (hereinafter referred to as “Current Account”) in order to balance the respective Debit Accounts. The Seller is obliged to remit complete cover to the respective Debit Account or the Current Account by not later than 9:00 am. (Frankfurt time) on the respective Debit Date. The Debit Dates are shown in the respective Individual contract. Any credit balance remaining on the respective Debit Account after the debit of the respective amount of the gross equivalent of the payable claims on the respective Debit Date shall be transferred to the Current Account.

(4)	The Seller shall inform the Buyer within 1 Banking Day upon becoming aware of any delay in payment by the Debtors or any other restrictions on the purchased Claims, as well as significant circumstances which could have a detrimental effect on the existence or enforceability of the purchased Claims. For the purposes of this § 7 para. 4 the Seller’s obligation to inform the Buyer shall be limited to circumstances or facts which are actually known to the European Treasury Director of Lear Corporation Inc. or any other person acting in a similar capacity as notified by Lear Corporation Inc. in writing to the Buyer.
§ 8 Rights of Objections
Inasmuch as the factored claims have not been paid, in their entirety or in part, by the Debtors upon their duo date, the Seller may object to the debit towards the Buyer in writing within 60 calendar days of the Debit Date, if the non-payment results from an inability to pay on the part of the Debtor and if the claims that have been purchased but not paid for are adequately specified by submitting copies of invoices. The invoices must show the invoice date, number and amount, gross claim amount, net claim amount, Debtor, Debtor’s address and original due date. After expiry of this period (receipt by Buyer is decisive), the Seller can no longer object to the debit.
§ 9 Trust Agreement
(1)	Until further notice by the Buyer, the Seller shall continue to collect the purchased Claims in his own name using the Collection Accounts. In the event that the Claims are paid by the Debtors in the form of cheques and / or bills of exchange, the Seller shall be obliged to hand them over to the Buyer immediately upon receipt and to present them for collection on the Debit Accounts specified in § 7 of this Master Contract.

(2)	If objections or defenses against the purchased Claims are asserted or in case of noncompliance with the other assurances and guarantees provided by the Seller under § 6 of this Master Contract (Gewährieistungstall), the Buyer shall be entitled to demand that the Seller repurchase the purchased Claims at the nominal value of the purchased Claims. In addition the Seller shall indemnify the Buyer for any refinancing costs or any other costs or expenses incurred by the Buyer as a result of the raising of objections or defenses against the purchased Claims or the non-compliance with the other assurances and guarantees provided by the Seller under § 6 of this Master Contract. The Buyer shall calculate the amount of the refinancing costs with reasonable discretion (billiges Ermessen) and shall provide a certificate to the Seller confirming the amount of the refinancing costs as soon as reasonably practical. The Seller and the Buyer agree not to dispute in any legal proceeding the correctness of the determinations and certifications of a rate or amount made by the Buyer unless the determinations or certifications are inaccurate on their face or fraud can be shown.

(3)	Collection of a Claim out of court shall be carried out by the Seller at his own expense and agreed with the Buyer. The conclusion of a settlement out of court or in court by the Seller is subject to the prior written approval of the Buyer.

(4)	As long as claims sold are outstanding, the Seller shall provide the Buyer with all information and pass on all documents that the Buyer considers necessary to check and assert the assigned Claims. In order for the Buyer to check and assert the assigned claims the Seller shall, at the Buyer’s request, grant a third party authorized by the Buyer access to its documents with three (3) Business Days notice, insofar as these relate to the purchased Claims. If the Seller’s collection authority expires, the Buyer shall be entitled to demand from the Seller that all documents pertaining to the assigned Claims be handed over within five (5) Business Days notice.

(5)	If bankruptcy or composition proceedings are filed or opened against the Seller, or if the Seller persistently breaches significant obligations towards the Buyer under the terms of this Master Contract, and if the Seller does not remedy these breaches following a written request by the Buyer giving the Seller at least 10 calendar days to remedy the breaches, or if the Buyer considers it necessary to protect his rights on grounds based on the creditworthiness of the Seller, the Buyer shall be entitled to revoke the collection authority granted to the Seller under § 9 of this Master Contract within five (5) Business Days notice and to collect the factored claims itself, or have them collected by an authorised agent.

(6)	The Seller shall then provide all necessary information in this respect to the Buyer or the authorised agent and carry out or provide all actions and explanations (including those involving third parties) which the Buyer considers necessary for the collection of the purchased Claims. If the collection authority is revoked due to reasons for which the Seller is responsible, the Seller shall reimburse the Buyer for the costs of collection against evidence. At the Buyer’s request, the Seller shall make appropriate advance payments to the Buyer in respect of the anticipated collection costs.
§ 10 Information according to § 8 GWG (German Money Laundering Act)
          The Seller confirms that he is acting for his own account according to § 8 GWG.
§ 11 Duration and Termination
(1)	This Master Contract will be concluded for purchase of Claims due for payment not later than April 30th, 2011. Before the expiry of this Master Contract the Buyer is prepared, at the Seller’s request, to consider if and on what terms and conditions this Master Contract may be prolonged.

(2)	The Buyer shall be entitled to terminate this Master Contract in writing in respect of one or all of the Debtors without notice it
a)	Magna International Inc. ceases to own directly or indirectly 100% of the Debtor,

b)	a major change in the shareholders structure of the Lear Corporation Inc., USA, occurs, which causes a Change of Control,

c)	a Seller and/or Lear Corporation Inc., USA, and/or a Debtor files for insolvency proceedings or a comparable proceeding,

d)	the Seller amends the supply contracts concluded with the Debtors with respect to the payment conditions or any other terms affecting the assigned Claims,

e)	any Material Indebtedness of Lear Corporation Inc., USA is not paid when due (or within any applicable grace period provided therefore), becomes prematurely due and payable

(as a result of an event of default howsoever described) or is cancelled or suspended (as a result of an event of default howsoever described), and

f)	the Seller fails to comply with its obligations in § 6 of this Master Contract.
(3)	The Seller shall be entitled to terminate this Master Contract in writing without observing a period of notice. In this case the Seller shall pay a break up-tee to the Buyer of
a)	0.12 % p.a. on the maximum limit stipulated for each Debtor in Appendix 2 if the Seller terminates this Master Contract within 12 months from the Effective Date,

b)	0.08 % p.a. on the maximum limit stipulated for each Debtor in Appendix 2 if the Seller terminates this Master Contract after 12 but before 24 months from the Effective Date, and

c)	0.04 % p.a. on the maximum limit stipulated for each Debtor in Appendix 2 if the Seller terminates this Master Contract after 24 but before 36 months from the Effective Date.
For the purpose of this § 11 para. 3 “Effective Date” means the date on which this Master Contract is duly signed by both the Seller and the Buyer. The break-up fee shall become due upon receipt by the Buyer of the Seller’s notice of termination.
(4)	The terms of this Master Contract shall continue to apply to Individual Contracts already concluded for the purchase of Claims if they were concluded before a termination notice pursuant to § 11 para. 2 of this Master Contract is received by the Seller.
§ 12 Amendments of the supply contracts of the Debtors
Any amendment of supply contracts the Seller has concluded with the Debtors, which have an effect on the payment conditions or any further agreements concerning the assigned claims and titles, shall be notified by the Seller to the Buyer in written form without delay, so that the Buyer can determine under which terms and conditions this Master Contract may be continued.
§13 Other Conditions
(1)	Amendments and supplements to this Master Contract including a modification, supplement or amendment to General Business Conditions shall be made in writing. This shall also apply to any cancellation or modification of this § 13 para. 1.

(2)	It one of the terms of this Master Contract should be or become ineffective, either in its entirety or in part, this shall not affect the effectiveness of the other terms. The entirely or partially ineffective term shall be replaced by an effective term that comes closest to the economic purpose contemplated by the parties. The same shall apply if any gaps should subsequently emerge in the Master Contract.

(3)	Banking days are days on which banks in Frankfurt am Main are open for normal business.

(4)	The Seller may assign rights arising from this Master Contract only with the prior written approval of the Buyer.

(5)	All present and future taxes, duties, charges and costs arising in connection with this contract and its enforcement or the collection of the factored claims shall be borne by the Seller.

(6)	All Appendices constitute an integral part of this Master Contract.

(7)	Subject to the following sentence this Master Contract shall governed by and construed in accordance with the laws of the Federal Republic of Germany. The assignment of the rights and Claims contemplated by § 5 para. 1 of this Master Contract shall be governed by the laws of Austria. Place of jurisdiction and legal venue shall be Frankfurt am Main.

(8)	In addition, the Buyer’s “General Business Conditions” shall apply. These can be inspected at any of the Buyer’s branches or sent out on request. In connection with this Master Contract, the security given to the Buyer under the Buyer’s General Business Conditions is not a guarantee for the risk of loss associated with the claims unless the Buyer is simultaneously entitled under this Master Contract to corresponding claims against the seller.

(9)	The application of the provisions of the UNIDROIT Convention on International Factoring of 28 May 1988 and the UNIDROIT Convention on International Finance Leasing of 28 May 1988 (in each case as amended from time to time) to the Master Contract, any Individual Contract or any transaction entered into or performed in accordance therewith or there under shall be excluded to the fullest extent legally possible.

Frankfurt, June 20th, 2008	Kôllach, June 20th, 2008
Signed and in agreement:	Signed and in agreement:
Dresdner Bank AG in Frankfurt am Main	LEAR Corporation Austria GmbH

/s/ Barbara Morgenstern /s/ Stefan Böhlich	/s/ Eddy Vanhoegaerden /s/ Stangl Franz
(Legally binding signatures, names, place and date)	(Legally binding signatures, names, place and date)

Appendices

Appendix 1
to Master Contract dd. June 20th, 2008 between LEAR Corporation Austria GmbH, Köflach,
Austria and Dresdner Bank
AG in Frankfurt am Main
Individual Contract No.          dd.
according to Master Contract dd. June 20th, 2008
between
LEAR Corporation Austria GmbH,
8580 Köflach, Austria
(hereinafter referred to as “Seller”)
and
Dresdner Bank AG in Frankfurt am Main
Theodor-Heuss-Allee 44, 60301 Frankfurt
(hereinafter referred to as “Buyer”)

Terms defined in the Master Contract shall have the same meaning in this Appendix 1.
On basis of the Master Contract and the relevant Debtor Open Item List which must be submitted as stipulated in § 3 para. 2 b) of the Master Contract, the Seller and the Buyer conclude this Individual Contract No. [•] for purchase of the following claims against debtors named hereafter, resulting from supplies dated from          to          :

Debtor:	Purchase Amount	Maturity

Magna Steyr Fahrzeugtechnik AG &	€
Co. KG, Graz, Austria	€

€
€
total purchase amount	€
,/. discount	€
= purchase price	€
Availability Date:
Calculation of purchase price and discount:

for the purchase amount of €
Settlement Date
discount period from — to
refinancing rate % p.a.
margin % p.a.
discount rate % p.a.
discount amounts €
purchase price €
Availability Date

Frankfurt,	Köflach,
Dresdner Bank AG in Frankfurt am Main	LEAR Corporation Austria GmbH

/s/ Eddy Vanhoegaerden /s/ Stangl Franz
(Buyer)	(Seller)
(Legally binding signatures, names)	(Legally binding signatures, names)

Appendix 2
to Master Contract dd. June 20th, 2008 between LEAR Corporation Austria GmbH, Köflach, Austria and Dresdner Bank AG in Frankfurt am Main
Maximum Purchase Amounts according to the Master Contract
dd. June 20th, 2008 for the following Debtors
Terms defined in the Master Contract shall have the same meaning in this Appendix 2.
As long as the credit rating of Magna International Inc. “BBB-” or better, the following maximum purchase amounts and limits shall apply accordingly:

no.	Debtor	Monthly Maximum Purchase Amounts and Maximum Limit in €
1.	Magna Steyr Fahrzeugtechnik AG & Co, KG, Graz, Austria	monthly maximum purchase amount:	€ 15,000,000.—
		maximum limit:	€ 15,000,000.—

As long as the credit rating of Magna International Inc. is “BB” or “BB+”, the following maximum purchase amounts and limits shall apply accordingly:

no.	Debtor	Monthly Maximum Purchase Amounts and Maximum Limit in €
1.	Magna Steyr Fahrzeugtechnik AG Co. KG, Graz, Austria	monthly maximum purchase amount:	€ 7,500,000,—
		maximum limit:	€ 7,500,000.—

Frankfurt, June 20th, 2008 Signed and in agreement:	Köflach, June 20th, 2008 Signed and in agreement:
Dresdner Bank AG in Frankfurt am Main	LEAR Corporation Austria GmbH

/s/ Barbara Morgenstern /s/ Stefan Böhlich	/s/ Eddy Vanhoegaerden /s/ Stangl Franz
(Buyer)	(Seller)
(Legally binding signatures, names, place and date)	(Legally binding signatures, names, place and date)

Appendix 3
to Master Contract dd. June 20th, 2008 between LEAR Corporation Austria GmbH, Köflach, Austria and Dresdner Bank AG in Frankfurt am Main
Original Conditions of Payment:
Terms defined in the Master Contract shall have the same meaning in this Appendix 3.

no.	Debtor	Original Payment Conditions/Original Maturities
1.	Magna Steyr Fahrzeugtechnik AG & Co. KG, Graz. Austria	payment on the 25th of the month following the month of delivery

Frankfurt, June 20th, 2008 Signed and in agreement:	Köflach, June 20th, 2008 Signed and in agreement:
Dresdner Bank AG in Frankfurt am Main	LEAR Corporation Austria GmbH

/s/ Barbara Morgenstern /s/ Stefan Böhlich	/s/ Eddy Vanhoegaerden /s/ Stangl Franz
(Buyer)	(Seller)
(Legally binding signatures, names, place and date)	(Legally binding signatures, names, place and date)

Appendix 4
to Master Contract dd. June 20th, 2008 between LEAR Corporation Austria GmbH, Köflach, Austria and
Dresdner Bank AG in Frankfurt am Main
To
Assignment of claims by LEAR Corporation Austria GmbH, Alte Hauptstr. 5 - 7, 8580 Köflach, Austria
Ladies and Gentlemen,
We herewith notify you that we have assigned by way of a Master Contract dated June 20th, 2008 between Dresdner Bank AG and ourselves (the “Master Contract”) and the individual contract no. [•] concluded on the basis of the Master Contract (the “Individual Contract”) the claims for payment listed in the Annex hereto together with all rights appertaining thereto resulting from the sale of goods or to Dresdner Bank AG in Frankfurt am Main.
We therefore kindly ask you to duly execute the enclosed declaration and send it to
Dresdner Bank AG in Frankfurt am Main
Theodor-Heuss-Allee 44, 60301 Frankfurt am Main, Germany
In case any increase or decrease of the amount claims, we kindly ask you to inform us and the above-mentioned bank accordingly.
Our claims against you amounted to:
EUR,                                            as from

(currency, amount)                      (date)
From now on, please effect payments on to:
Beneficiary: ___________________________ account No. _______________
with _________________________________  banking code: 500 800 00
IBAN _______________________________

/s/ Eddy Vanhoegaerden /s/ Stangl Franz
(Place, date)	(legally valid and binding signature(s), company seal)
LEAR Corporation Austria GmbH